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                                                                     Exhibit 8.1


                    [GIBSON, DUNN & CRUTCHER LLP LETTERHEAD]

                                  July 2, 2003

Direct Dial                                                           Client No.



Fax No.
(213) 229-7000                                                     C 72711-00039


PeopleSoft, Inc.
4460 Hacienda Drive
Pleasanton, California 94588-8618

     Re:  Registration Statement on Form S-4

Ladies and Gentlemen:

     We have acted as counsel to PeopleSoft, Inc., a Delaware corporation ("PARENT"), in connection with the preparation and execution of the Amended and Restated Agreement and Plan of Merger and Reorganization (the "AGREEMENT"), dated as of June 16, 2003, by and among Parent, J.D. Edwards & Company, a Delaware corporation (the "COMPANY"), and Jersey Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Parent ("ACQUISITION"). The Agreement amends and restates in its entirety the Agreement and Plan of Merger among those parties dated as of June 1, 2003.

     At your request, we have examined the form of Registration Statement on Form S-4 filed with the U.S. Securities and Exchange Commission on June 18, 2003, as amended on July 2, 2003, including the Prospectus that forms a part thereof (the "REGISTRATION STATEMENT") in connection with the registration of the shares of Parent's common stock to be issued to the stockholders of Company upon consummation of the proposed transactions described therein.

     You have requested our opinion regarding the accuracy of the federal income tax matters described in the Registration Statement under the caption "Material Federal Income Tax Consequences."

     In rendering this opinion, we have reviewed (without any independent investigation) the Agreement, the Registration Statement and such other documents as we have deemed necessary or appropriate. We have relied upon the truth and accuracy at all relevant times of the facts, statements, covenants, representations and warranties contained in the Agreement and the

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GIBSON, DUNN & CRUTCHER LLP

PeopleSoft, Inc.
July 2, 2003
Page 2

Registration Statement, and have assumed that the proposed transactions will be consummated in accordance with the Agreement and without breach or waiver of any material provision thereof. We have also assumed the authenticity of original documents submitted to us, the conformity to the originals of documents submitted to us as copies, and the due and valid execution and delivery of all such documents where due execution and delivery are a prerequisite to the effectiveness thereof.

     Based upon the foregoing, it is our opinion that the discussion in the Registration Statement, under the caption "Material Federal Income Tax Consequences," to the extent it constitutes descriptions of legal matters or legal conclusions, is accurate in all material respects.

     This opinion represents our best judgment regarding the application of federal income tax laws under the Internal Revenue Code of 1986, as amended, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not successfully assert a contrary position. This opinion is being delivered prior to the consummation of the proposed transactions and therefore is prospective and dependent on future events. No assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, or future factual developments, would not adversely affect the accuracy of the conclusion stated herein. We undertake no responsibility to advise you of any new developments in the facts or in the application or interpretation of the federal income tax laws. Furthermore, in the event any one of the statements, representations, warranties or assumptions upon which we have relied to issue this opinion is incorrect, our opinion might be adversely affected and may not be relied upon.

     This opinion addresses only the matters described above, and does not address any other federal, state, local or foreign tax consequences that may result from the transactions described in the Registration Statement.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Material Federal Income Tax Consequences" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act.

                                        Very truly yours,

                                        /s/ GIBSON, DUNN & CRUTCHER LLP
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                                        GIBSON, DUNN & CRUTCHER LLP

PSI/DA